SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PROVINCE HEALTHCARE COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-23639	62-1710772

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer

Incorporation)		Identification No.)

105 Westwood Place

Suite 400

Brentwood, Tennessee	37027

(Address of Principal Executive Offices)	(Zip Code)

(615) 370-1377
(Registrant’s telephone number, including area code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

     Securities Act registration statement file number to which this form relates:                             (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered

Common Stock, $.01 par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURES

Item 1. Description of Registrant’s Securities to be Registered.

     The Registrant’s common stock has heretofore been traded on the Nasdaq National Market. A Registration Statement on Form 8-A registering the Registrant’s common stock under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) was filed with the Securities and Exchange Commission on January 20, 1998. This filing is to register the Registrant’s common stock under Section 12(b) of the Exchange Act.

     For a description of the Registrant’s common stock, reference is made to the information set forth under the caption “Description of Common Stock” in the Registrant’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on April 19, 2002 (Registration No. 333-86578), which information is incorporated herein by reference.

Item 2. Exhibits.

     Not applicable.

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SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROVINCE HEALTHCARE COMPANY

Date: May 7, 2002	By:	/s/ Martin S. Rash Martin S. Rash Chairman of the Board and Chief Executive Officer

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